Exhibit 99.1

HYLIION HOLDINGS REPORTS FIRST-QUARTER 2026 FINANCIAL RESULTS

AUSTIN, Texas, May 12, 2026 – Hyliion Holdings Corp. (NYSE American: HYLN) (“Hyliion”), a developer of modular power plant technology, today reported financial results for the first quarter ended March 31, 2026, and provided key updates on the development of the KARNO™ Power Module platform.

Key Business Highlights

•Successfully completed non-recurring UL certification testing of the KARNO Power Module, a key milestone for enabling customer site deliveries
•Executed an LOI with advanced data center developer VFG Holdings for up to 250 KARNO Cores, or 50 megawatts, targeted over five years
•Nearly 750 KARNO Cores under non-binding letters of intent, representing more than $400 million of potential revenue at current pricing
•On track to complete the deployment of the approximately 10 early adopter units in 2026 and commercialize the KARNO Power Module by year end
•Commenced build of an 800-kilowatt KARNO system for an unmanned U.S. Navy vessel, the same platform to be used in multi-megawatt systems for data center applications
•Reaffirming $40 to $50 million in expected additional U.S. military contracts during 2026
•Demonstrated dynamic in-operation fuel switching across diesel, natural gas, and hydrogen on a single KARNO reactor
•Recorded first-quarter revenue of $2.8 million, up fourfold from Q4 2025 revenue; reaffirming 2026 revenue guidance of approximately $10 million
•Finished the quarter with $139.3 million in cash and investments while reaffirming a 2026 year-end cash and investments balance of approximately $100 million

Executive Commentary

"The first quarter delivered tangible progress against the deployment-and-commercialization plan we outlined for 2026, including completion of UL non-recurring testing on the KARNO Power Module, a new data center partnership with VFG Holdings, demonstrated multi-fuel flexibility, and four times the revenue of the prior quarter," said Thomas Healy, Founder and CEO of Hyliion. "Our focus for the balance of the year remains on execution as we work toward commercialization of the KARNO Power Module by year end."

Product Performance and Readiness

Hyliion successfully completed the non-recurring UL certification testing of the KARNO Power Module, removing a key gating item for delivering early adopter units to customer sites. The testing covered three subsystems: the linear electric motor, the battery system, and the complete Power Module, with each undergoing separate UL certification. Individual KARNO Power Modules will still undergo a final operating test prior to receiving their nameplate certification, but the underlying non-recurring tests do not need to be repeated. Later in the year, the company expects to advance to facility-level certification, which will eliminate the need for individual unit sign-off and support production at scale.

Hyliion continues to operate KARNO units at its Cincinnati facility and is advancing toward the full 200-kilowatt design power rating. During the quarter, the team conducted isolated testing of new software and component improvements that yielded additional power and efficiency gains.

Exhibit 99.1
Hyliion plans to incorporate these and other advancements into the product over the coming quarters and remains on track to reach the full design power rating by year end.

Fuel flexibility remains a key differentiator of the KARNO platform. During the first quarter, Hyliion demonstrated dynamic, in-operation fuel switching across diesel, natural gas, and hydrogen on a single KARNO reactor without shutting the system down. This capability is particularly relevant for applications that require on-site fuel resiliency, such as data centers operating primarily on pipeline natural gas with diesel as backup, and defense operations where fuel availability shifts in the moment.

KARNO Commercial Updates

Hyliion remains on track to complete deployment of the approximately 10 early adopter units during 2026 and commercialize the KARNO Power Module by year end. With UL non-recurring testing now complete, Hyliion will begin transitioning units to customer sites over the next couple of quarters.

Hyliion and VFG Holdings, LLC entered into a non-binding Letter of Intent (“LOI”) establishing a strategic partnership focused on deploying KARNO Power Modules for advanced next-generation data center applications. The parties intend to pursue deployment opportunities totaling up to 250 KARNO Cores, or 50 megawatts of power generation capacity, over the next five years. VFG develops turnkey data center solutions, including power infrastructure, compute systems, site development, and financing. The parties expect to provide additional updates regarding the collaboration and initial deployment opportunities in future periods.

Hyliion has commenced the build of an 800-kilowatt KARNO Power Module for installation on an unmanned U.S. Navy vessel under existing Office of Naval Research contracts, with completion expected in 2026. The 800-kilowatt architecture also serves as the foundational building block for the company's data center offering, scalable to 2.4 and 3.2 megawatts to match the modular power requirements of data center customers.

Hyliion is now engaged with multiple branches of the U.S. military beyond the Navy and Air Force, driven by interest in the platform's true fuel-agnostic operation, low maintenance, and low acoustic and thermal signature, which suit autonomous operations and mobile power generation. The company expects to sign $40 to $50 million in additional military contracts during 2026, on top of the approximately $20 million in ONR contracts currently being executed, subject to customary government contracting processes.

Customer interest in the KARNO platform continues to grow. As of quarter end, Hyliion had executed non-binding letters of intent for nearly 750 KARNO Cores across data center, military, prime power, and other applications, representing more than $400 million of potential revenue at current pricing.

Financial Highlights and Guidance

Hyliion recorded first-quarter 2026 revenue of $2.8 million from research and development services, compared to $0.5 million in the first quarter of 2025 and $0.7 million in the fourth quarter of 2025. The significant growth reflects an acceleration of work under the company's contracts with the Office of Naval Research, including the build of the 800-kilowatt KARNO Power Module being delivered for the Navy. Cost of revenues was $2.6 million, resulting in a gross margin gain of $0.2 million for the quarter.

Exhibit 99.1
Operating expenses for the first quarter were $13.4 million, compared to $19.7 million in the first quarter of 2025, primarily reflecting lower research and development spending. R&D expense was $7.7 million, down 37% from $12.2 million in the first quarter of 2025. The reduction reflects a shift of activity into revenue-generating work for the Navy as well as approximately $1.9 million related to the production and capitalization of inventory that the company expects to utilize in future periods for building KARNO systems for the Navy. The Powertrain Exit and Termination line reflected a credit of $0.4 million during the quarter compared to expenses of $1.4 million in the first quarter of 2025, primarily reflecting ongoing asset sales related to the former powertrain business that are largely complete. SG&A expenses were relatively flat year over year.

Hyliion reported a first-quarter 2026 net loss of $11.7 million, a 32% improvement from the net loss of $17.3 million reported in the first quarter of 2025. Total cash expenditures were $13.0 million during the quarter, including capital spending of $1.9 million related primarily to additive printing machines and facility investments to support printer operations. Cash generated from asset sales was $1.6 million. Hyliion ended the first quarter with $139.3 million in cash and short and long-term investments.

Looking ahead to the balance of 2026, Hyliion is reaffirming its prior guidance of approximately $10 million in full-year revenue from R&D services and potential initial commercial customer sales following commercialization of the 200-kilowatt KARNO Power Module, which is expected late in the year. The company expects total cash use during the year to be approximately $50 million, resulting in a year-end 2026 cash and investments balance of approximately $100 million. The reduced cash use forecast compared to 2025 reflects higher revenue, expense control, lower capital spending, and approximately $10 million of planned equipment financing. The company continues to believe its current capital position is sufficient to fund operations through commercialization of the KARNO Power Module.

About Hyliion

Hyliion is committed to creating innovative solutions that enable clean, flexible and affordable electricity production. The Company’s primary focus is to provide modular power plants that can operate on various fuel sources to future-proof against an ever-changing energy economy. Headquartered in Austin, Texas, and with research and development in Cincinnati, Ohio, Hyliion is initially targeting the commercial and waste management industries with locally deployable KARNO Power Module that can offer prime power as well as energy arbitrage opportunities. Beyond stationary power, Hyliion will address mobile applications such as vehicles and marine. The KARNO Power Module is a fuel-agnostic solution, enabled by additive manufacturing, that leverages a linear heat generator architecture. The Company aims to offer innovative, yet practical solutions that contribute positively to the environment in the energy economy. For further information, please visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and

Exhibit 99.1
other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; the expected performance of the KARNO generator and system; the execution of the strategic shift from our powertrain business to our KARNO business; our ability to comply with governmental regulations related to defense spending and procurement; the suitability of our products for defense applications; and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026 for the year ended December 31, 2025 and in our subsequently filed Forms 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts

Hyliion Holdings Corp.
press@hyliion.com

Investor Relations
ir@hyliion.com

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Research and development services	$2,832	$489
Total revenues	2,832	489
Cost of revenues
Research and development services	2,622	477
Total cost of revenues	2,622	477
Gross profit	210	12
Operating expenses
Research and development	7,670	12,230
Selling, general and administrative	6,181	6,081
Exit and termination (benefits) costs	(414)	1,423
Total operating expenses	13,437	19,734
Loss from operations	(13,227)	(19,722)
Interest income	1,490	2,468
Net loss	$(11,737)	$(17,254)

Net loss per share, basic and diluted	$(0.07)	$(0.10)

Weighted-average shares outstanding, basic and diluted	177,668,678	174,344,218

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$20,262	$22,938
Accounts receivable, net	3,026	489
Inventory	1,919	—
Prepaid expenses and other current assets	4,031	4,597
Short-term investments	52,208	69,427
Assets held for sale	—	1,181
Total current assets	81,446	98,632

Property and equipment, net	38,494	40,461
Operating lease right-of-use assets	2,963	3,468
Other assets	990	1,004
Long-term investments	66,858	59,994
Total assets	$190,751	$203,559

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$901	$3,142
Current portion of operating lease liabilities	2,804	2,726
Accrued expenses and other current liabilities	4,369	3,995
Total current liabilities	8,074	9,863

Operating lease liabilities, net of current portion	912	1,646
Other liabilities	41	41
Total liabilities	9,027	11,550

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 188,927,224 and 187,878,790 shares issued at March 31, 2026 and December 31, 2025, respectively; 178,317,154 and 177,268,720 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	19	19
Additional paid-in capital	414,574	413,122
Treasury stock, at cost	(14,132)	(14,132)
Accumulated deficit	(218,737)	(207,000)
Total stockholders’ equity	181,724	192,009
Total liabilities and stockholders’ equity	$190,751	$203,559

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(11,737)	$(17,254)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,109	1,142
Amortization and accretion of investments, net	(247)	(575)
Noncash lease expense	505	525
Gain on disposal of assets, including assets held for sale	(414)	(279)
Share-based compensation	1,452	1,295
Carrying value adjustment to assets held for sale	—	1,590
Changes in operating assets and liabilities:
Accounts receivable	(2,537)	(5)
Inventory	(1,919)	—
Prepaid expenses and other assets	856	1,626
Accounts payable	(389)	(54)
Accrued expenses and other liabilities	251	(1,430)
Operating lease liabilities	(656)	(585)
Net cash used in operating activities	(12,726)	(14,004)

Cash flows from investing activities
Purchase of property and equipment	(1,874)	(7,334)
Proceeds from sale of property and equipment	1,598	219
Receipt of security deposit	—	41
Purchase of investments	(15,174)	—
Proceeds from sale and maturity of investments	25,500	24,627
Net cash provided by investing activities	10,050	17,553

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	—	(444)
Net cash used in financing activities	—	(444)

Net (decrease) increase in cash and cash equivalents and restricted cash	(2,676)	3,105
Cash and cash equivalents and restricted cash, beginning of period	23,603	9,892
Cash and cash equivalents and restricted cash, end of period	$20,927	$12,997